September 22, 1995






Mr. Robert Hinsdale
Sand Creek Telephone Company
6525 Sand Creek Highway
P.O. Box 66
Sand Creek, MI  49279-0066

          Re:  Consent to Naming of Counsel in Registration
Statement

Dear Mr. Hinsdale:

     In connection with the registration of the common stock of Sand Creek
Communications Company with the Securities and Exchange
Commission, Loomis,
Ewert, Parsley, Davis & Gotting, P.C., hereby consent to the naming in the
Registration Statement of the firm as having passed upon certain legal matters, including the legality of the Sand Creek Communications Company
Common Stock to be issued in connection with the proposed share exchange.

                                   Very truly yours,

                                   LOOMIS, EWERT, PARSLEY,
                                    DAVIS & GOTTING, P.C.



/S/_______________________________
                                By:  Jack C. Davis
                                Its: President



INDEPENDENT ACCOUNTANT'S CONSENT


We consent to the reference to our firm under the caption "Experts" and to the use of our reports (i) dated June 21, 1995, covering the audited December 31, 1994, 1993 and 1992 financial statements for Sand Creek Telephone Company; (ii) dated March 13, 1995 covering the audited December 31, 1994, 1993 and 1992 financial statements for Cass Cellular Limited Partnership; and
(iii) dated October 30, 1995 covering the audited June 30, 1995 Balance Sheet for Sand Creek Communications Company, in the Proxy Statement for Sand Creek Telephone Company and Prospectus for Sand Creek Communications Company Common Stock.

We are aware of the use of the June 30, 1995 and June 30, 1994 unaudited financial statements of Sand Creek Telephone Company in the Proxy Statement for Sand Creek Telephone Company and Prospectus for Sand Creek Communications Company Common Stock. These unaudited statements were compiled but not reviewed by us and, accordingly, we have not prepared nor provided a report regarding them.




                                        McCartney & McIntyre,
P.C.
                                        October 31, 1995
                                        Okemos, Michigan